Exhibit 99.1



                                For Information Contact:
                                Maryanne Lataif
                                Vice President, Corporate Communications
                                Activision, Inc.
                                (310) 255-2704
                                mlataif@activision.com

                                Dan Martinsen
                                Executive Vice President, Corporation
                                 Communications
                                Nickelodeon
                                212-846-8116


                 VIACOM CONSUMER PRODUCTS AND ACTIVISION REACH
                               AGREEMENT TO SETTLE
                     "STAR TREK" VIDEO GAME LICENSE DISPUTE

New York, NY and Santa Monica, CA - March 11, 2005 -- Activision, Inc. (Nasdaq:
ATVI), a leading developer, publisher and distributor of interactive entertainment software products, and Viacom Consumer Products Inc., today jointly announced that they have reached an agreement that settles their legal disputes regarding their license agreement for "Star Trek" video games. As a result of the settlement, all pending lawsuits filed by each party in the Superior Court in Los Angeles regarding this matter have been dismissed. All other terms of the settlement agreement will remain confidential.

Both companies said that they were very pleased to resolve the matter amicably and look forward to working together in the future on other projects.

About Viacom Consumer Products

Viacom Consumer Products Inc. is a part of Nickelodeon & Viacom Consumer Products (N&VCP). N&CP manages the worldwide merchandise licensing, home video, music, book and interactive software businesses for Nickelodeon brands and characters as well as the properties of Comedy Central, Spike TV and MTV Networks International, as well as some non-Viacom properties. In addition, N&VCP manages the worldwide merchandise, interactive, book, and wireless licensing for Paramount Pictures properties. The N&VCP business represents over $4 billion in retail sales. N&VCP maintains office in New York, Los Angeles, Miami, London, and Singapore. Nickelodeon, MTV Networks, Comedy Central, and Spike TV are trademarks of Viacom International Inc.

About Activision

Headquartered in Santa Monica, California, Activision, Inc. is a leading worldwide developer, publisher and distributor of interactive entertainment and leisure products. Founded in 1979, Activision posted net revenues of $948 million for the fiscal year ended March 31, 2004.

Activision maintains operations in the U.S., Canada, the United Kingdom, France, Germany, Italy, Japan, Australia, Scandinavia, Spain and the Netherlands. More information about Activision and its products can be found on the company's World Wide Web site, which is located at www.activision.com.

The statements made in this press release that are not historical facts are "forward-looking statements". These forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties. The Company cautions readers of this press release that a number of important factors could cause Activision's actual future results to differ materially from those expressed in any such forward-looking statements. Such factors include, without limitation, product delays, retail acceptance of our products, industry competition, rapid changes in technology and industry standards, protection of proprietary rights, maintenance of relationships with key personnel, vendors and third-party developers, international economic and political conditions, integration of recently acquired subsidiaries and identification of suitable future acquisition opportunities. These important factors and other factors that potentially could affect the Company's financial results are described in our filings with the Securities and Exchange Commission, including the Company's most recent Annual report on Form 10-K and Quarterly Report on Form 10-Q. Readers of this press release are referred to such filings. The Company may change its intention, belief or expectation, at any time and without notice, based upon any changes in such factors, in the Company's assumptions or otherwise. The Company undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.


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